Exhibit 99.2

Information Relating to Part II, Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of 4,370,000 shares of common stock of Massey Energy Company at a public offering price of $61.50 per share, registered pursuant to Registration Statement on Form S-3 (Registration
No. 333-152776) filed on August 5, 2008, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$10,562.07
Accounting Fees and Expenses	112,500
Printing Expenses	50,000
Legal Fees and Expenses	275,000
Blue Sky Fees and Expenses	10,000
Miscellaneous Expenses	41,937.93

Total	$500,000